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                                                                   Exhibit 10.12

                      S&P COMSTOCK INFORMATION DISTRIBUTION
                                LICENSE AGREEMENT


     AGREEMENT, made as of August 16, 1996, by and between S&P ComStock, Inc. a corporation having offices at 600 Mamaroneck Avenue, Harrison, New York 10528, and Go2net, Inc. ("Distributor"), having an office at 1301 Fifth Avenue, Ste. 3320, Seattle, WA 98101.


     WHEREAS, S&P ComStock, Inc. gathers, formats and distributes an information service comprised of certain securities and commodities prices and other data which is known as the S&P ComStock Service ("ComStock") and


     WHEREAS, S&P ComStock, Inc. is licensed to distribute information from various Stock Exchanges, Commodity Exchanges, and other sources (collectively, "Sources") as part of S&P ComStock; and

     WHEREAS, the parties desire that certain delayed information from S&P ComStock ("the ComStock Information") as specified in Exhibit A (Part 1), attached hereto, be made available to Distributor for display by Distributor on its Internet and World Wide Web site (collectively, the "Distributor Service"), as described fully in Exhibit B, attached hereto.

     NOW, THEREFORE, the parties mutually agree as follows:

1. Distribution License.

     (a) Distributor is hereby granted for the term of this Agreement a nonexclusive, nontransferable right and license to distribute electronically the ComStock Information via the Distributor Service solely for access by Internet users of the Distributor Service (such users referred to herein as "Subscribers"), provided that Distributor has executed in advance any and all necessary documents with the various Sources, which documents have been accepted and approved by the Sources. Notice of such Sources' acceptance and approval must be supplied to S&P ComStock, Inc. prior to Distributor's use or distribution of the ComStock Information.


     (b) Distributor agrees and understands that it is not permitted to sublicense, transfer, or assign its rights hereunder and that it shall not allow the redistribution of the ComStock Information by any Subscriber or by any other third party without the express prior authorization of S&P ComStock, Inc. pursuant to a separate agreement or by mutually agreeable amendment executed and attached hereto.


     2. ComStock Equipment.




                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION. ASTERISKS DENOTE OMISSIONS.



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     (a) During the term of this Agreement, S&P Comstock, Inc. shall provide
Distributor the equipment listed in Exhibit C, attached hereto ("the ComStock Equipment"), for installation only at the site(s) specified therein. Distributor shall not relocate the Comstock Equipment without the written permission of S&P Comstock, Inc.


     (b) S&P Comstock, Inc. shall, at Distributor's expense and request, install, furnish, and maintain necessary modems and/or communications interface equipment.

     (c) Distributor shall not attach, or permit or cause to be attached, any nonComStock equipment to the Comstock communications line or the ComStock Equipment without the prior written permission of S&P ComStock, Inc.


     (d) Distributor shall have no right in or to any of the ComStock Equipment except for the rights of use herein granted. Distributor shafl pay all extraordinary costs for repair or replacement of the Comstock Equipment, over and above ordinary maintenance which shall be performed by S&P ComStock, Inc. Such extraordinary maintenance includes electrical work external to the ComStock Equipment, maintenance of accessories or attachments, and repair of damage to the ComStock Equipment resulting from accident, neglect, misuse, failure of electrical power or causes other than ordinary use. Distributor shall promptly return the Comstock Equipment in good condition, ordinary wear and tear excepted, upon termination of this Agreement for any reason.


3. ComStock Information.

     (a) The ftirnishing to Distributor of the Comstock Information is conditioned upon strict compliance with the provisions of this Agreement, the applicable policies of the Sources, and with all local, state and federal regulations which might pertain to the use of the ComStock Information. It shall be the sole responsibility of Distributor to confirm with the applicable Sources whether or not all of the Comstock Information may be distributed by Distributor to its Subscribers. S&P Comstock, Inc. may discontinue provision of the Comstock Information hereunder, without notice, whenever the terms of its agreements with the Sources require such discontinuance, or if in its reasonable judgment S&P ComStock, Inc. finds a breach by Distributor of any of the provisions of this Agreement.

     (B) NEITHER S&P COMSTOCK, INC., NOR ANY OF ITS AFFILIATES, NOR ANY SOURCES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE). NEITHER S&P COMSTOCK, INC., ANY OF ITS AFFILIATES, OR ANY SOURCES WARRANT THAT THE COMSTOCK INFORMATION WILL BE UNINTERRUPTED OR ERROR-FREE. DISTRIBUTOR EXPRESSLY AGREES THAT ITS USE AND DISTRIBUTION OF THE COINSTOCK INFORMATION AND ITS USE OF THE COMSTOCK EQUIPMENT IS AT THE SOLE RISK OF

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DISTRIBUTOR AND ITS SUBSCRIBERS. S&P COMSTOCK, INC., ITS AFFILIATES, AND ALL
SOURCES INVOLVED IN CREATING OR PROVIDING THE COMSTOCK INFORMATION WILL IN NO WAY BE LIABLE TO DISTRIBUTOR OR ANY OF ITS SUBSCRIBERS FOR ANY INACCURACIES, ERRORS OR OMISSIONS, REGARDLESS OF CAUSE, IN THE COMSTOCK INFORMATION OR FOR ANY DEFECTS OR FAILURES IN THE COMSTOCK EQUIPMENT, OR FOR ANY DAMAGES (WHETHER DIRECT OR INDIRECT, OR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY) RESULTING THEREFROM. THE LIABILITY OF S&P COMSTOCK., INC. AND ITS AFFILIATES IN ANY AND ALL CATEGORIES, WHETHER ARISING FROM CONTRACT, WARRANTY, NEGLIGENCE, OR OTHERWISE SHALL, IN THE AGGREGATE, IN NO EVENT EXCEED ONE MONTH'S COMSTOCK INFORMATION DELIVERY FEE.

     (c) Distributor agrees that it shall not display the ComStock Information in the Distributor Service without a prominent notice indicating that the ComStock Information is being displayed on a minimum fifteen (15) minute delayed basis.


     (d) Distributor also agrees to include S&P ComStock's Terms and Condition of Use, a copy of which is attached hereto as Exhibit E, within the Distributor Service in a manner which alerts Subscribers of the applicability thereof.


     (e) Distributor shall clearly and prominently identify S&P ComStock as the source of the ComStock Information by display of the S&P ComStock logo (the "Logo") in a manner to be agreed to by the parties. Distributor shall also create a hypertext or other computer link from the Logo to the S&P ComStock site on the World Wide Web.


     (f) Distributor represents and warrants that it has and will employ adequate security procedures to prevent the unauthorized access to the ComStock Information or corruption of the ComStock Information.

     (g) Distributor agrees to indemnify and hold S&P ComStock, Inc. and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of (i) any liability of S&P ComStock, Inc. to any Subscriber where Distributor has failed to include the Terms and Conditions of Use in the Distributor Service pursuant to Section 3(d) above- or (ii) any breach or alleged breach on the part of Distributor or any Subscribers with respect to its/their obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by any Source.


     (h) S&P ComStock, Inc. represents that it has the rights and licenses necessary to transmit the ComStock Information to Distributor, and that to the best of S&P ComStock,

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Inc.'s knowledge, the license granted to Distributor hereunder does not infringe any proprietary right or any third party right at common law or any statutory copyright.


     (i) S&P ComStock, Inc. shall deliver the ComStock Information to Distributor at the site(s) set forth in Exhibit C or at such other locations as Distributor may designate within the continental United States or Canada.

4. Payments.

     In consideration for the license granted to Distributor by S&P ComStock, Inc. under this Agreement, Distributor shall make the following payments to S&P CorriStock, Inc.:


     (a) Distributor shall pay to S&P ComStock, Inc. a basic ComStock
Information Delivery Fee of $     *        , beginning at installation date,
which includes all recurring charges for ComStock Satellite network connection, Satellite Communications fees, modem/line interface equipment, and standard equipment maintenance services as determined by S&P ComStock, Inc.'s standard price list. These charges, plus any applicable Source fees and state/local taxes, will be billed monthly in advance. Nonrecurring charges such as installation, relocation and removals of ComStock Equipment will be separately billed in accordance with S&P ComStock, Inc.'s then-current standard rates.


     (b) Distributor shall pay to S&P ComStock, Inc. a monthly Redistribution
Fee, in the amount of $   *    per month, commencing at the conclusion of
development period, not to exceed 90 days from installation of service, and as specified in the Schedule of Fees attached hereto as Exhibit D. The Redistribution Fees will be due and payable on the fifteenth (15th) day of each month.


     (c) Distributor shall be liable for fees due and owing to Sources from which Distributor has agreed to receive information related to the securities and commodities market. Any bills or invoices with respect to the foregoing which are either sent or billed (either by error or as part of such Source's customary billing procedure) to S&P ComStock, Inc. are the responsibility of, and shall be paid by Distributor. Distributor shall not be liable for any fees payable by S&P ComStock, Inc. for S&P ComStock, Inc.'s right to receive any information from the Sources. The parties hereto acknowledge that they are currently unaware of any fees, with the exception of OPRA and North American Market Statistics and Indices, in addition to those provided for in Section 4
(a) and (b) hereof which would have to be paid by Distributor to either S&P ComStock, Inc. or the Sources for the services to be rendered by S&P Comstock, Inc. hereunder. Distributor shall provide to S&P ComStock, Inc. a copy of its monthly Source fee reports when and as filed with the Sources.

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* Information omitted for confidential treatment.
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     (d) Any amounts payable to S&P ComStock, Inc. by Distributor hereunder which are more than thirty (30) days past due shall bear interest at the rate of
   *    per month.

     (e) S&P ComStock, Inc. may, in its sole discretion and at any time following the initial term of this Agreement, change the Redistribution fee payment schedule and/or the ComStock Information Delivery Fee as specified herein. The change in fees instituted by Comstock, if any, will be capped at 10% total over the term of the Agreement. In addition if Go2net is advised of an increase in charges, Go2net has the right to terminate the Agreement upon (30) days notice.

     (f) Once each calendar quarter, Distributor shall furnish S&P ComStock with information regarding the number of quotes requested by Subscribers for the previous quarter and such other additional information regarding use of the ComStock Information as the parties agree.

5. Information Enhancements; Changes to Data Specification.

     (a) Any additions of new Sources or other enhancements to the ComStock Information which may be made by S&P ComStock, Inc. during the term of this Agreement, while unidentified at this time, will be offered to Distributor under terms and conditions to be negotiated, provided that (i) S&P ComStock, Inc. has the necessary rights to convey such new information to Distributor for redistribution; and (ii) Distributor and S&P ComStock, Inc. execute a separate agreement or an amendment to this Agreement.

     (b) S&P ComStock, Inc. shall have the right, on at least six (6) months prior written notice, to change the ComStock Data Format Specification, provided that any such change shall be made effective generally by S&P ComStock, Inc. to its customers. Distributor shall be responsible at its own expense for making any modifications to its software necessitated by such change.

6. Term.

     (a) This Agreement shall take effect upon its execution by an authorized Representative of S&P ComStock, Inc. and of Distributor.

     (b) The term of this Agreement shall be for an initial term of years commencing from the conclusion of customers development period, which shall not exceed 90 days from installation of service, and shall continue thereafter for additional consecutive twelve (12) month terms, unless written notice of termination shall have been received by either party from the other at least ninety (90) days prior to the end of the initial term or of any additional twelve-month term. If S&P ComStock, Inc. increases charges to Distributor pursuant to Paragraph 4(e), above, Distributor shall have the option to terminate this

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* Information omitted for confidential treatment.
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Agreement by written notice to S&P ComStock, Inc. within sixty (60) days of
Distributor's receipt of notice of such increases, such termination will become effective no sooner than thirty (30) days from the last day of the month in which notice of termination by Distributor is received by S&P ComStock, Inc.

     (c) In the event Distributor fails to be accepted and approved by the New York Stock Exchange, American Stock Exchange or NASDAQ within 90 days from the date hereof, Distributor may terminate this Agreement without liability to S&P ComStock, Inc.

7. Marketing.

     Distributor may not use the names "ComStock", "SK.", or "S&P ComStock, Inc.", which are proprietary to S&P ComStock, Inc., or refer to the ComStock Information in marketing or advertising materials without the prior written consent of S&P ComStock, Inc., such consent not to be unreasonably withheld. Upon S&P ComStock, Inc.'s written request, Distributor shall notify Subscribers by a display in the service itself that S&P ComStock is the source of the quote information and any sales literature discussing ComStock provided quotes she list S&P ComStock as the provider of the service. Distributor may identify S&P ComStock in its published listing of available services and sources without the prior consent of S&P ComStock.

8. Rights to Data Specification; Other Confidential Information.

     (a) Distributor agrees and acknowledges that the Data Specification is a confidential and proprietary trade secret belonging to ComStock, and nothing in this Agreement conveys any proprietary rights whatsoever with regard to the Data Specification to Distributor. The Data Specification is provided to the Distributor strictly and solely for the purpose of developing internal computer software to receive the ComStock Information. Distributor may not use the Data Specification for any other purpose whatsoever, including, but not limited to, the development of systems for the receipt or transmission of computer data. Distributor may not give, transmit, or provide access to the ComStock Data Specification to any Subscriber or other third party. On any termination of this Agreement, regardless of cause, Distributor shall promptly return the Data Specification to S&P ComStock, Inc. and shall provide a written certification by an officer that no copies have been retained by Distributor.

     (b) In addition to the duties imposed on Distributor pursuant to Paragraph 8(a), above, S&P ComStock, Inc. and Distributor agrees to hold confidential any and all of each other's trade secrets, procedures, formulae, financial data, Subscriber lists, and future plans, which may be learned before and during the term of this Agreement. Notwithstanding the foregoing, however, such duty of confidentiality shall not extend to information which is or comes into the public domain, is rightfully obtained from third parties not under a duty of

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confidentiality, or which is independently developed without reference to the other party's confidential information.

     (c) The duties of confidentiality imposed herein shall survive any termination of this Agreement.

9. Prevention of Performance.

     Neither party shall be liable for any failure in performance of this Agreement if such failure is caused by acts of God, war, Governmental decree, power failure, Judgment or order, strike, or other circumstances, whether or not similar to the foregoing, beyond the reasonable control of the party so affected. Neither party shall have any liability for any default resulting from force majeure, which shall be deemed to include any circumstances beyond its control. Such circumstances shall include, but are not limited to acts of the government, fires, flood, strikes, power failures or communications line or network failures.

10. Right of Termination in the Event of Breach or Bankruptcy; Right to Injunctive Relief.


     (a) Either party shall have the right to terminate this Agreement for material breach by the other party by giving thirty (30) days prior written notice, such termination to take effect unless the breach is cured or corrected within such notice period.

     (b) If a receiver is appointed for either party's business or if either party petitions under the Bankruptcy Act and is adjudicated a bankrupt, declared an insolvent, or makes an assignment for the benefit of creditors, then the other party shall, upon thirty (30) days prior written notice, have the right to terminate this Agreement.

     (c) Upon termination of this Agreement for any reason, Distributor shall cease all use and distribution of any of the ComStock Information.

     (d) In addition to and notwithstanding the above, if Distributor, or any of its employees, agents or representatives, shall attempt to use or dispose of the ComStock Information or the Data Specification in a manner contrary to the terms of this Agreement, S&P ComStock, Inc. shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempt, it being acknowledged that legal remedies are inadequate.

11. Assignment.

     This Agreement may not be assigned, sublicensed or otherwise transferred by either party without the written consent, except to a wholly owned subsidiary, of the other party,

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such consent not to be unreasonably withheld, provided, however, that no such consent shall be required with respect to any assignment by S&P ComStock, Inc. to its parent company, or to any S&P ComStock, Inc. affiliate. Any attempted transfer or assignment of this Agreement in violation of this provision shall be null and void.

12. Entire Agreement.

     This Agreement and its Exhibits embodies the entire agreement between the parties hereto. There are no promises, representations, conditions or terms other than those herein contained. No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

13. Non-Waiver.

     The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.

14. Notices.

     All notices under this Agreement shall be given in writing to the parties as follows:

To:  S&P ComStock, Inc.
     600 Mamaroneck Avenue
     Harrison, New York  10528

     Attn:  Mr. Paul Zinone

To:  Go2net, Inc.
     1301 Fifth Avenue
     Suite 3320
     Seattle, WA  98101

15. Governing Law.

     This Agreement shall be governed by the laws of the State of New York and the parties agree to select New York Jurisdiction for any claims or disputes which may arise hereunder.


     IN WITNESS WHEREOF, Distributor and S&P ComStock, Inc. have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.


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S&P COMSTOCK, INC.


By: /s/

Title: V.P. of Sales

Date: 8/22/96



GO2NET

By: /s/ Russell C. Horowitz

Title: CEO

Date: 8/20/96



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                                    EXHIBITS


A.   COMSTOCK INFORMATION DEFINITION; AUTHORIZED COUNTRIES

B.   DESCRIPTION OF DISTRIBUTOR SERVICE

C.   LISTING OF COMSTOCK EQUIPMENT, DISTRIBUTOR DELIVERY SITES

D.   SCHEDULES OF SUBSCRIBER FEES

E.   TERMS AND CONDITIONS OF USE




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                                    EXHIBIT A


PART 1:  DELAYED INFORMATION DEFINITION


STOCKS:

         NYSE
         NYSE Corporate Bonds
         AMEX, Boston, Philadelphia, Cincinnati, Northwest, Pacific Stock Exchanges and Instinet, NASD
         AMEX Corporate Bonds
         ComStock Market Indicators
         NASDAQ Over-the-Counter
         NASDAQ National Market System
         U.S. Mutual Funds - Money Markets
         OTC Bulletin Board
         Small Cap NASDAQ
         Market Statistic's and Indices - North America

STOCK/CURRENCY OPTIONS -

         AMEX, OPRA: Chicago Board of Options Exchange
         NYSE, Pacific, Philadelphia Stock Exchange


PART II: AUTHORIZED GEOGRAPHICAL AREA

Distribution of the ComStock Information may only be made by Distributor to Subscribers located on the Internet or World Wide Web.




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                                    EXHIBIT B
                       DESCRIPTION OF DISTRIBUTOR SERVICE


Go2net is an interactive technology and media company, focusing on the distribution of its products via the Internet. The primary initial product will be the Go2net network, which will be based on both commodity and proprietary content, and will be enhanced with strategic links and partnerships. The proprietary content will offer authoritative perspectives and ongoing interaction between Internet users and the Company's content and technology partners. One of the departments within the network will be a business department, which will offer proprietary writings from Go2net business staff writers, business news and delayed quotes.




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                                    EXHIBIT C

                        DESCRIPTION OF COMSTOCK EQUIPMENT

     Licensee will use the ComStock Digital Data feed from equipment to be provided at the Licensee's site. The feed will be distributed through a port of the ComStock Terminal Interface Device into the head end service of the Licensee. The ComStock T.I.D. is fed with 19200 baud data run via Contel satellite equipment.


Licensee location is registered at:          Go2net
                                             1301 Fifth Avenue, Ste. 3320
                                             Seattle, WA 98101
                                             Phone:  206-447-1595
                                             Fax:    206-447-1625



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                                    EXHIBIT D
                                SCHEDULE OF FEES

*



* Information omitted for confidential treatment.
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                                    EXHIBIT E
               TERMS AND CONDITIONS OF USE OF COMSTOCK INFORMATION

     All information provided by S&P ComStock, Inc. ("ComStock") and its affiliates (the "ComStock Information") on Go2net Internet and World Wide Web site is owned by or licensed to ComStock and its affiliates and any user is permitted to store, manipulate, analyze, reformat, print and display the ComStock Information only for such user's personal use. In no event shall any user publish, re transmit, redistribute or otherwise reproduce any ComStock Information in any format to anyone, and no user shall use any ComStock Information in or in connection with any business or commercial enterprise, including, without limitation, any securities, investment, accounting, banking, legal or media business or enterprise.

     Prior to the execution of a security trade based upon the ComStock Information, you are advised to consult with your broker or other Financial representative to verify pricing information.

     Neither ComStock nor its affiliates make any express or implied warranties (including, without limitation, any warranty or merchant ability or fitness for a particular purpose or use) regarding the ComStock Information. The ComStock Information is to the users "as is." Neither ComStock nor its affiliates will be liable to any user or anyone else for any interruption, inaccuracy, error or omission, regardless of cause, in the ComStock Information or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.





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